Exhibit 10.32
FIRST SUPPLEMENTAL LOAN AGREEMENT
between
THE INDUSTRIAL DEVELOPMENT AUTHORITY
OF ST. CHARLES COUNTY, MISSOURI
and
SYNERGETICS DEVELOPMENT COMPANY, L.L.C.
Dated as of December 1, 2004
Private Activity
Revenue Bonds, Series 2004
(Synergetics Development Company Project)
CERTAIN OF THE RIGHTS, TITLE AND INTEREST OF THE INDUSTRIAL DEVELOPMENT AUTHORITY OF ST. CHARLES COUNTY, MISSOURI IN AND TO THIS LOAN AGREEMENT HAVE BEEN ASSIGNED TO UMB BANK, N.A., AS TRUSTEE UNDER THE INDENTURE OF TRUST, DATED AS OF SEPTEMBER 1, 2002, AS SUPPLEMENTED BY THE FIRST SUPPLEMENTAL INDENTURE OF TRUST DATED AS OF DECEMBER 1, 2004 FROM THE INDUSTRIAL DEVELOPMENT AUTHORITY OF ST. CHARLES COUNTY, MISSOURI TO SUCH TRUSTEE. FOR PURPOSES OF ARTICLE 9 OF THE MISSOURI UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST IN THIS LOAN AGREEMENT MAY BE CREATED BY THE TRANSFER OR POSSESSION OF ANY COUNTERPART HEREOF OTHER THAN THE COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY SUCH TRUSTEE, ON OR IMMEDIATELY FOLLOWING THE SIGNATURE PAGE HEREOF.

TABLE OF CONTENTS
(This Table of Contents is for convenience of reference only and is not intended to define, limit or describe the scope or intent of any provisions of this First Supplemental Loan Agreement).

PAGE
Parties	1
Recitals	1

ARTICLE I

DEFINITIONS, CONSTRUCTION AND CERTAIN GENERAL PROVISIONS

Section 1.1. Amendments to Definitions	1
Section 1.2. Rules of Construction	2
Section 1.3. Severability	3
Section 1.4. Date of First Supplemental Loan Agreement	3
Section 1.5. Governing Law	3

ARTICLE II

ISSUANCE OF THE SERIES 2004 BONDS; LOAN BY THE ISSUER TO THE OBLIGOR; SERIES 2004 NOTE; ADDITIONAL PAYMENTS

Section 2.1. Agreement to Issue the Series 2004 Bonds	3
Section 2.2. The Loan	3
Section 2.3. Repayment of the Loan	3
Section 2.4. Nature of Obligations	4

ARTICLE III

PURCHASE, CONSTRUCTION, RENOVATION AND INSTALLATION OF THE SERIES 2004 PROJECT; PROJECT FUND

Section 3.1. Purchase, Construction, Renovation and Installation	4
Section 3.2. Plans and Specifications	5
Section 3.3. Payment of Project Costs	6
Section 3.4. Deficiency of Project Fund	6
Section 3.5. Surplus in Project Fund	7
Section 3.6. Completion Date	7

ARTICLE IV

MAINTENANCE; MODIFICATIONS; INSURANCE; LEASE OR ASSIGNMENT OF PROJECT; LOSS OF OR DAMAGE TO PROJECT

Section 4.1. Maintenance and Modification of Project by Obligor	7
Section 4.2. Sale or Lease of Series 2004 Project; Assignment of Loan Agreement by Obligor	8
Section 4.3. Use of Series 2004 Project	8
Section 4.4. Insurance Required	8
Section 4.5. Damage, Destruction, Condemnation or Loss of Title	9
Section 4.6. Taxes, Assessments and Other Charges	10

ARTICLE V

PARTICULAR COVENANTS

Section 5.1. Access to the Series 2004 Project and Inspection; Operation of the Series 2004 Project	10
Section 5.2. Indemnification	11
Section 5.3. Arbitrage	11
Section 5.4. Further Assurances and Corrective Instruments	11
Section 5.5. Amendments to Section 6.8 of the Original Agreement	12

ARTICLE VI

ASSIGNMENT OF ISSUER’S RIGHTS

Section 6.1. Assignment by the Issuer	12
Section 6.2. Restriction on Transfer of Issuer’s Rights	12

ARTICLE VII

EVENTS OF DEFAULT AND REMEDIES

Section 7.1. Events of Default Defined	12
Section 7.2. Remedies on Default	13

ARTICLE VIII

PREPAYMENT OF THE SERIES 2004 NOTE

Section 8.1. Prepayment at the Option of the Obligor	13
Section 8.2. Optional Prepayment Upon Certain Events	13
Section 8.3. Mandatory Prepayment From Excess Bond Proceed	13
Section 8.4. Right to Prepay at Any Time	13
Section 8.5. Notice of Prepayment	14
Section 8.6. Precedence of this Article	14

ARTICLE IX

MISCELLANEOUS

Section 9.1. Consent to First Supplemental Indenture of Trust	14
Section 9.2. Applicability of the Original Agreement	14
(ii)

Section 9.3. Severability	14
Section 9.4. Execution in Counterparts	14
Section 9.5. Governing Law	14
Section 9.6. No Pecuniary Liability	14
Section 9.7. Issuer Not Liable	15
Section 9.8. Entire Agreement	15

Schedule 1 - Legal Description
Schedule 2 - Description of Property
Exhibit A — Promissory Note
Exhibit B — Disbursement Request — Project Fund
(iii)

FIRST SUPPLEMENTAL LOAN AGREEMENT
     THIS FIRST SUPPLEMENTAL LOAN AGREEMENT, dated as of December 1, 2004 (the “First Supplemental Loan Agreement”), between The Industrial Development Authority of St. Charles County, Missouri, a public corporation organized and existing under the laws of the State of Missouri (the “Issuer”), and Synergetics Development Company, L.L.C., a limited liability company organized and existing under the laws of the State of Missouri (the “Obligor”), supplementing the Loan Agreement dated as of September 1, 2002 between the Issuer and the Obligor (the “Original Agreement” and together with this First Supplemental Loan Agreement, the “Loan Agreement”);
     WITNESSETH:
     WHEREAS, the Issuer is empowered by Missouri Revised Statutes Chapter 349, as supplemented and amended (“Act”), to finance the acquisition, construction, improvement, renovation, equipping and extension of plants, buildings, structures or facilities used or to be used as a factory, assembly plant, manufacturing plant, processing plant, fabricating plant, distribution center, warehouse building, certain waterborne vessels, office buildings, for profit or not-for-profit hospitals, not–for–profit nursing or retirement facilities, physical fitness recreational, indoor and resident outdoor facilities operated by not–for–profit organizations, and commercial facilities, among others, within St. Charles County, Missouri for the purposes set forth in the Act, to issue its revenue bonds for the purpose of financing the costs of any such project, to grant security for the payments of the principal of, premium, if any, and interest on any such bonds and any agreements made in connection therewith and to pledge the payments, revenues and receipts from such projects or from any other source to the payment of such bonds; and
     WHEREAS, the Obligor proposes to acquire, construct, improve and/or equip on the real estate described in Schedule 1 (the “Land”) a manufacturing facility, including buildings, improvements, fixtures, furnishings, machinery and/or equipment and related support facilities described in Schedule 2 (the Land and said buildings, improvements, fixtures, furnishings, machinery and/or equipment being collectively referred to herein as the “Series 2004 Project”), and proposes that the Issuer make a loan to the Obligor to finance the acquisition, construction, improvement and/or equipping of the Series 2004 Project; and
     WHEREAS, the Issuer proposes to issue the bonds (the “Series 2004 Bonds”) described in the Indenture of Trust, dated as of September 1, 2002 (the “Original Indenture”) as supplemented by the First Supplemental Indenture of Trust dated as of the date hereof (the “First Supplement” and together with the Original Indenture, the “Indenture”) between the Issuer and UMB Bank, N.A., as trustee (the “Trustee”) in the principal amount specified in the First Supplement and to use the proceeds of the Series 2004 Bonds to make the loan mentioned above; and
     WHEREAS, the Issuer and the Obligor are entering into this First Supplemental Loan Agreement to provide for said loan and its repayment;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the receipt and sufficiency of which is hereby acknowledged, the Issuer and the Obligor do hereby covenant and agree as follows:
ARTICLE I
DEFINITIONS, CONSTRUCTION AND CERTAIN GENERAL PROVISIONS
     Section 1.1. Amendments to Definitions. The following definitions in Section 1.1 of the Original Agreement are hereby amended to read as follows:

     “Completion Date” means (a) with respect to the Series 2002 Project, the earlier of (i) the date on which the Series 2002 Project is completed, as certified to the Issuer and the Trustee in accordance with Section 4.6 of the Original Agreement or (ii) September 1, 2003 and (b) with respect to the Series 2004 Project, (i) the date on which the Series 2004 Project is completed, as certified to the Issuer and the Trustee in accordance with Section 3.6 of this First Supplemental Loan Agreement or (ii) December 1, 2005.
     “Organizational Documents” means the Articles of Organization and Operating Agreement, each as amended to the date of the First Supplemental Loan Agreement, of the Obligor.
     “Project Costs” means (a) with respect to the Series 2002 Project, (i) all costs and expenses incurred in the acquisition of the Land by the Obligor and any buildings, improvements, fixtures, furnishings, machinery and equipment and related support facilities located thereon at the time of such acquisition and constituting a part of the Series 2002 Project; (ii) all costs and expenses of every nature incurred in the purchase, construction and installation of the buildings and improvements constituting a part of the Series 2002 Project and in the purchase and installation of the machinery and equipment; (iii) interest accruing on the Series 2002 Bonds prior to the Completion Date; (iv) the cost of all utility facilities on the Land; (v) any and all expenses incurred by the Obligor, including those prior to the sale of the Series 2002 Bonds for preliminary plans, surveys, soil borings and other items necessary to the commencement of construction; (vi) the cost of any insurance related to the Series 2002 Project prior to the Completion Date; (vii) the cost of the title insurance policies required by the initial purchaser of the Series 2002 Bonds; and (viii) all other costs and expenses necessary or incident to the acquisition, construction, improvement and equipping of the Series 2002 Project and (b) with respect to the Series 2004 Bonds, (i) all costs and expenses of every nature incurred in the purchase, construction and installation of the buildings and improvements constituting a part of the Series 2004 Project and in the purchase and installation of the machinery and equipment; (iii) interest accruing on the Series 2004 Bonds prior to the Completion Date; (iii) the cost of any additional utility facilities on the Land; (iv) any and all expenses incurred by the Obligor, including those prior to the sale of the Series 2004 Bonds for preliminary plans, surveys, soil borings and other items necessary to the commencement of construction of the Series 2004 Project; (v) the cost of any insurance related to the Series 2004 Project prior to the Completion Date; (vi) the cost of the title insurance policies required by the initial purchaser of the Series 2004 Bonds; and (vii) all other costs and expenses necessary or incident to the acquisition, construction, improvement and equipping of the Series 2004 Project.
     Section 1.2. Rules of Construction. Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders. Unless the context shall otherwise indicate, words importing the singular number shall include the plural and vice versa, and words importing person shall include firms, partnerships, associations and corporations, including public bodies, as well as natural persons.
     The words “herein,” “hereby,” “hereunder,” “hereof,” “hereto,” “hereinbefore,” “hereinafter” and other equivalent words refer to this First Supplemental Loan Agreement and not solely to the particular article, section, paragraph or subparagraph hereof in which such word is used.
     Reference herein to a particular article or a particular section shall be construed to be a reference to the specified article or section hereof unless the context or use clearly indicates another or different meaning or intent. Reference herein to a schedule or an exhibit shall be construed to be a reference to the specified schedule or exhibit hereto unless the context or use clearly indicates another or different meaning or intent.
     Wherever an item or items are listed after the word “including,” such listing is not intended to be a listing that excludes items not listed.
     The table of contents, captions and headings in this First Supplemental Loan Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Loan Agreement.

     Section 1.3. Severability. If any provision of this First Supplemental Loan Agreement, or any covenant, stipulation, obligation, agreement, act or action, or part thereof made, assumed, entered into or taken thereunder, or any application of such provision, is for any reason held to be illegal or invalid, such illegality or invalidity shall not affect any other provision of this First Supplemental Loan Agreement or any other covenant, stipulation, obligation, agreement, act or action, or part thereof, made, assumed, entered into, or taken, each of which shall be construed and enforced as if such illegal or invalid portion were not contained herein. Such illegality or invalidity of any application thereof shall not affect any legal and valid application thereof, and each such provision, covenant, stipulation, obligation, agreement, act or action, or part thereof, shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.
     Section 1.4. Date of First Supplemental Loan Agreement. The dating of this Loan Agreement as of December 1, 2004, is intended as and for the convenient identification of this First Supplemental Loan Agreement only and is not intended to indicate that this First Supplemental Loan Agreement was executed and delivered on said date or that the representations herein were made as of said date, this First Supplemental Loan Agreement being executed and delivered and becoming effective and the representations herein being made simultaneously with the initial issuance of the Series 2004 Bonds by the Issuer.
     Section 1.5. Governing Law. This First Supplemental Loan Agreement shall be governed by and construed in accordance with the laws of the State.
ARTICLE II
ISSUANCE OF THE SERIES 2004 BONDS; LOAN BY THE ISSUER
TO THE OBLIGOR; SERIES 2004 NOTE; ADDITIONAL PAYMENTS
     Section 2.1. Agreement to Issue the Series 2004 Bonds. The Issuer will sell, issue and deliver the Series 2004 Bonds to the purchasers thereof and loan the proceeds thereof to the Obligor to provide funds to finance the Series 2004 Project. The Series 2004 Bonds will be issued pursuant to the Indenture in the aggregate principal amount specified in the Indenture and will bear interest, mature and be subject to redemption as provided in the Indenture. The Obligor hereby acknowledges its approval of the Indenture, the Series 2004 Bonds, and the terms and conditions under which the Series 2004 Bonds will be issued, sold and delivered.
     Section 2.2. The Loan. Upon the terms and conditions of this First Supplemental Loan Agreement and the Indenture, the Issuer shall make a loan to the Obligor by loaning to the Obligor the proceeds of the sale of the Series 2004 Bonds. Such loan shall be made by depositing the proceeds of the Series 2004 Bonds in the Bond Fund and the Series 2004 Project Fund as provided in the Indenture.
     The Obligor shall pledge to the Issuer all of its right, title and interest in and to the proceeds of such loan, including any securities purchased with such proceeds and any earnings thereon, to secure the payment of the Series 2004 Note, such pledge to be effected by the deposit of such proceeds in accordance with the provisions of the Indenture. Such pledge shall continue so long as such proceeds are held by the Trustee, it being understood that the Trustee shall be authorized to apply and disburse such proceeds as provided in the Indenture and Section 3.3 hereof. The Obligor consents to the assignment and pledge by the Issuer of its interest in such proceeds to the Trustee to secure the payment of the Series 2004 Bonds.
     Section 2.3. Repayment of the Loan To evidence its obligation to repay the loan described in Section 2.2, concurrently with the issuance of the Series 2004 Bonds, the Obligor shall issue the Series 2004 Note to the Issuer, the Series 2004 Note to be in substantially the form of Exhibit A. The Obligor’s obligation to repay such loan shall exist as provided in the Series 2004 Note or, if the Series 2004 Note cannot be located and has not been repaid in full, as provided in the form thereof attached as Exhibit A, regardless of whether the Series 2004 Note is in existence or in effect. The Excess Amount (as hereinafter defined) held by the Trustee in the Bond Fund on any Interest Payment Date shall be credited against the loan repayment due from the Obligor on such Interest Payment Date. The term “Excess Amount” as of any date shall mean the amount in the Bond Fund on such date in excess of the amount required for payment of the principal of and interest on Bonds which have matured or which have been called for redemption, and premium, if any, on such Bonds.
     Section 2.4. Nature of Obligations. The obligations of the Obligor to pay the principal of and prepayment premium, if any, and interest on the Series 2004 Note and Additional Payments shall be absolute and unconditional, and the Obligor shall make such payments without abatement, diminution or deduction regardless of any cause or circumstances, including any defense, set-off, recoupment or counterclaim that the Obligor may have or assert against the Issuer, the Trustee or any other person. Until all principal of and redemption premium, if any, and interest on the Series 2004 Note and all Additional Payments shall have been paid by the Obligor, the Obligor (i) may not suspend or discontinue payment of Additional Payments, (ii) shall perform and observe all of its other agreements contained in the Loan Agreement, and (iii) may not terminate the Loan Agreement for any cause, including failure of title to the Series 2004 Project, the Series 2004 Project or any portion thereof; any acts or circumstances that may constitute failure of consideration; destruction of or damage to the Series 2004 Project or the Series 2004 Project; commercial frustration of purpose; any change in the tax laws or other laws, or administrative rulings of or administrative actions by, or under authority of, the United States of America, the State, any other state, or any other political subdivision; or any failure of the Issuer to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with the Loan Agreement. Nothing contained in this Section shall be construed to release the Issuer from the performance of any of its agreements contained in the Loan Agreement, and if the Issuer should fail to perform any such agreement on its part, the Obligor may institute such action against the Issuer as the Obligor deems necessary to compel performance or to recover its damages for nonperformance so long as such action shall be separate, shall not be inconsistent with the agreements of the Obligor contained in the preceding sentences and shall not adversely affect the security for the Bonds.
ARTICLE III
PURCHASE, CONSTRUCTION, RENOVATION AND INSTALLATION
OF THE SERIES 2004 PROJECT; PROJECT FUND
     Section 3.1. Purchase, Construction, Renovation and Installation. The Obligor represents, warrants, covenants and agrees that:
     (a) It has acquired the Land and will cause the purchase, construction, improvement and/or equipping of the Series 2004 Project to be completed (i) with all reasonable dispatch, and (ii) in accordance with the Plans and Specifications, free from all liens other than Permitted Encumbrances;
     (b) All construction upon and use of the Series 2004 Project is and shall be in compliance with all pertinent and applicable local, county, state and federal statutes, ordinances and regulations including applicable land use, development, zoning, building code and environmental protection ordinances and regulations;
     (c) It will obtain all necessary or required permits, licenses, consents and approvals that are material for the purchase, construction, installation, operation and maintenance of the Series 2004 Project and shall comply with all lawful requirements of any governmental body regarding the use or condition of the Series 2004 Project, whether existing or later enacted or foreseen or unforeseen or whether involving any change in governmental policy or requiring structural or other changes to the Series 2004 Project and irrespective of the cost of so complying;

     (d) The Obligor will take title in its name to all of the personal property, fixtures, attachments and equipment delivered upon, attached to or used in connection with the construction on the Series 2004 Project, that they will be kept free and clear of all chattel mortgages, conditional vendor’s liens and all liens, encumbrances and security interests whatsoever, and that the Obligor will be the absolute owner of said personal property, fixtures, attachments and equipment, and will, from time to time, furnish the Trustee with satisfactory evidence of such ownership, including searches of applicable public records.
     (e) The Obligor shall cause the improvements to be constructed of first class materials in a good, substantial and workmanlike manner in accordance with the Plans and Specifications and the Obligor will cause the improvements to be completed free and clear of any claims or liens for labor or material on or before December 1, 2005. The Obligor shall notify the Trustee of any defects in construction work within five days after the Obligor learns of such defects.
     (f) It will pay all fees, costs and expenses incurred in completing the Series 2004 Project or, to the extent there are moneys in the Series 2004 Project Fund available therefor, will request the Trustee to make such payments from the Series 2004 Project Fund in the manner hereinafter provided; and
     (g) It will ask, demand, sue for and use its best efforts to recover and receive such sums of money, debts or other demands to which it may be entitled under any contract, order, receipt, guaranty, warranty, writing or instruction in connection with the purchase, construction and/or installation of the Series 2004 Project, and it will use its best efforts, to the extent economically reasonable, to enforce the provisions of any contract, agreement, obligation, bond or other security in connection therewith, and any such amounts received in connection with the foregoing, after deduction of expenses incurred in recovering such amounts, shall be paid to the Trustee for deposit in the Series 2004 Project Fund if the Completion Date has not occurred or for deposit in the Bond Fund if the Completion Date has occurred.
     If the purchase, construction and/or installation of the Series 2004 Project or any portion thereof is delayed or fails to occur for any reason, there shall be no diminution in or postponement of the payments to be made by the Obligor pursuant to the Series 2004 Note.
     Neither the Issuer, the Trustee nor their respective assigns are the agents or representatives of the Obligor, and the Obligor is not the agent of the Issuer or the Trustee, and this First Supplemental Loan Agreement shall not be construed to make either the Issuer or the Trustee liable to materialmen, contractors, subcontractors, craftsmen, laborers or others for goods or services delivered by them in connection with the Series 2004 Project, or for debts or claims accruing to the aforesaid parties against the Obligor. This First Supplemental Loan Agreement shall not create any contractual relation either expressed or implied between the Issuer or the Trustee and any materialmen, contractors, subcontractors, craftsmen, laborers or any other person supplying any work, labor or materials in connection with the Series 2004 Project.
     Section 3.2. Plans and Specifications. The Plans and Specifications have been filed with the initial owner of the Series 2004 Bonds and, if requested by the Trustee, the Trustee. The Obligor shall not permit any change in or addition to the Plans and Specifications or the general contract without prior Bondowner Consent. Notwithstanding the foregoing, the Obligor shall not permit any construction change directive whatsoever nor any change which affects the structural integrity of the Series 2004 Project without prior Bondowner Consent. The Obligor shall provide the Bondowners with a copy of all proposed changes in the Plans and Specifications and all change orders relating to the Series 2004 Project within seven Business Days after the same are issued. The Bondowners shall have the right to withhold approval, including the right to demand a cash deposit by the Obligor with the Trustee if the cost is increased. Under no circumstances shall any revision be made that would change the character of the Series 2004 Project in a manner that would result in any of the representations or warranties contained herein with respect to the

Series 2004 Project or the use of the proceeds of the Bonds being or becoming false, untrue, misleading or breached.
     Section 3.3. Payment of Project Costs. Except as otherwise provided in Section 403 of the First Supplement, all Project Costs and Costs of Issuance shall be paid by the Trustee from the Series 2004 Project Fund upon receipt by the Trustee of a completed request of the Obligor signed by the Authorized Obligor Representative, with Bondowner Consent and containing the statements, representations and certifications set forth in the form of such request attached as Exhibit B hereto and otherwise substantially in such form. The Obligor will accept disbursements in accordance with the provisions hereof and, if made to the Obligor, will use or cause each such disbursement to be used solely for the payment of materials, labor, services, costs and expenses incurred in connection with the construction of the Series 2004 Project and in payment or performance of any obligation of the Obligor under the Series 2004 Note and for no other purpose. The Trustee’s obligation to make any disbursement including the initial disbursement of moneys from the Series 2004 Project Fund shall be subject to the satisfaction of the following conditions in addition to any other conditions set forth in this First Supplemental Loan Agreement:
     (a) There shall be no default under the Series 2004 Note and the Trustee shall not have notice of any Event of Default.
     (b) The Trustee shall have received the title policy or commitment therefor referred to in the Bond Purchase Agreement, dated as of the date hereof, by and among the Issuer, the Obligor and Union Planters Bank, N.A. as initial purchaser of the Bonds.
     (c) The Trustee shall make advances no more often than once a month.
     (d) The Obligor shall make no request for funds in excess of the amount due to material suppliers, contractors, subcontractors and suppliers of service, for the given pay period, it being the intention of the parties hereto not to create a surplus disbursement should the value of work in place, as defined in the contract documents, be in excess of the amounts actually billed by said suppliers and subcontractors.
     (e) The Trustee may make payments for the cost of construction of the Series 2004 Project directly to any contractor, subcontractor, materialman, or vendor of fixtures and equipment.
     (f) The Bondowners, by Bondowner Consent, shall have the right at any time to direct the Trustee to cease disbursements hereunder if, in the sole opinion of the Bondowners as evidenced by Bondowner Consent, the balance of the loan to be disbursed hereunder shall be insufficient to complete development and construction. The Obligor agrees if for any reason the amount of such undisbursed proceeds shall at any time be or become insufficient for such purpose regardless of how such condition may be caused, the Obligor will, within five days after written request by the Trustee, deposit the deficiency with the Trustee for deposit into the Series 2004 Project Fund which deposit shall first be exhausted before any further disbursement of the proceeds of the Series 2004 Bonds shall be made.
     (g) In making payments and determinations pursuant to this Section, the Trustee may rely upon the requests and accompanying certificates and statements. The Trustee is not be required to make any independent investigation in connection with the matters set forth in the requests.
     Section 3.4. Deficiency of Project Fund. The Issuer makes no warranty, either express or implied, that the amounts in the Series 2004 Project Fund shall be sufficient to pay fully all Project Costs and Costs of Issuance and to complete the Series 2004 Project free of all liens other than Permitted Encumbrances, and, if the amounts in the Series 2004 Project Fund are insufficient for such purpose, the Obligor shall pay, in cash, the full amount of any such deficiency by making payments directly to the contractors and to the suppliers of materials and services as the same shall become due. The Obligor shall not be entitled to any reimbursement for the payment of any such deficiency from the Issuer, the Trustee or any Bondowner, nor shall it be entitled to any diminution of any amounts otherwise payable under the Loan Agreement.

     Section 3.5. Surplus in Project Fund. Except for any amount retained in the Series 2004 Project Fund pursuant to Section 3.6, all moneys remaining in the Series 2004 Project Fund after the Completion Date shall immediately be transferred to the Excess Proceeds Account of the Bond Fund and applied in accordance with Section 404 of the First Supplement.
     Section 3.6. Completion Date. Unless the Completion Date of the Series 2004 Project occurs on December 1, 2005, the Completion Date of the Series 2004 Project shall be evidenced to the Issuer and the Trustee upon receipt by the Issuer and the Trustee of a certificate signed by the Authorized Obligor Representative stating (i) the date on which the Series 2004 Project was substantially completed, (ii) that all other facilities necessary in connection with the Series 2004 Project have been purchased, constructed and installed, (iii) that the Series 2004 Project and such other facilities have been purchased, constructed and installed in accordance with the plans and specifications and in conformance with all applicable zoning, planning, building, environmental and other similar governmental regulations, (iv) that, except for Project Costs described in accordance with clause (v) of this Section, all Project Costs have been paid, (v) the amounts, if any, to be retained in the Series 2004 Project Fund for the payment of Project Costs, if any, not yet due or Project Costs whose liability the Obligor is contesting, and amounts that otherwise should be retained and the reasons they should be retained and (vi) that the certifications and representations contained in the Series 2004 Tax Compliance Agreement continue to be true. Such certificate may state that it is given without prejudice to any rights of the Obligor that then exist or may subsequently come into being against third parties.
ARTICLE IV
MAINTENANCE; MODIFICATIONS; INSURANCE;
LEASE OR ASSIGNMENT OF SERIES 2004 PROJECT;
LOSS OF OR DAMAGE TO SERIES 2004 PROJECT
     Section 4.1. Maintenance and Modification of Project by Obligor. The Obligor will at its own expense (i) keep the Series 2004 Project in as reasonably safe condition as its operations shall permit, (ii) with respect to the Series 2004 Project, comply with all applicable health and safety standards and all other industrial requirements or restrictions enacted or promulgated by the State, or any political subdivision or agency thereof, or by the government of the United States of America or any agency thereof, and (iii) keep the Series 2004 Project in good repair and in good operating condition and make from time to time all necessary repairs thereto and renewals and replacements thereof; provided that the Obligor will have no obligation to operate, maintain, preserve, repair, replace or renew any element or unit of the Series 2004 Project the maintenance, repair, replacement or renewal of which becomes, in the judgment of the Obligor, uneconomical to the Obligor because of damage, destruction or obsolescence, or change in economic or business conditions, or change in government standards and regulations. The Obligor shall not permit or suffer others to commit a nuisance in or about the Series 2004 Project or itself commit a nuisance in connection with its use or occupancy of the Series 2004 Project. The Obligor will pay all costs and expenses of operation of the Series 2004 Project.
     The Obligor may, at its own expense, make from time to time any additions, modifications or improvements to the Series 2004 Project that it may deem desirable for its business purposes and that do not materially impair the structural strength or effective use, or materially decrease the value, of the Series 2004 Project; provided that no such addition, modification or improvement shall result in a change in the character of the Series 2004 Project in a manner that would result in any of the representations or warranties contained herein with respect to the Series 2004 Project or the use of the proceeds of the Bonds being or becoming false, untrue, misleading or breached. All additions, modifications or improvements made by the Obligor pursuant to the authority of this Section shall (a) be made in a workmanlike manner and in strict compliance with all laws and ordinances applicable thereto, (b) when commenced, be prosecuted to completion with due diligence and (c) other than personal property and trade fixtures, when completed, be deemed a part of the Series 2004 Project.

     Section 4.2. Sale or Lease of Series 2004 Project; Assignment of Loan Agreement by Obligor. The Obligor will not assign, mortgage, pledge, sell, lease, grant a security interest in, or in any other manner transfer, convey or dispose of the Series 2004 Project or any interest therein or part thereof or assign any of its right, title and interest in, to and under the Loan Agreement, whether voluntary, involuntary or by operation of law, without the prior written consent of the Trustee the Issuer and Bondowner Consent.
     No such assignment, mortgage, pledge, sale, lease, security interest or other transfer, conveyance or disposition shall release or discharge the Obligor from its primary liability for any of its obligations hereunder or under the other Obligor Documents, and the Obligor shall remain primarily liable for the payment of the principal of and prepayment premium, if any, and interest on the Note and Additional Payments and for the performance and observance of the agreements herein or in the other Obligor Documents provided to be performed and observed by it, and its agreements, duties and obligations under all of the Obligor Documents shall continue as if no such lease, assignment or sale had been made. No such lease, assignment or sale shall permit any use, operation, maintenance, modification or replacement of the Series 2004 Project or any part thereof otherwise than in accordance with the Loan Agreement, the Collateral Documents and the Act.
     No such assignment, mortgage, pledge, sale, lease, security interest or other transfer, conveyance or disposition grant, sale or lease shall be made unless the Trustee shall receive an opinion of Bond Counsel that such grant, sale or lease will not adversely affect the exemption from federal income tax of the interest paid on any Bonds the interest on which is excluded from gross income for federal income tax purposes.
     Any consent by the Trustee, the Issuer or any Bondowner Consent to any of the aforesaid acts shall be held to apply only to the specific transaction thereby authorized and such consent shall not constitute a waiver or release of the duty of the Obligor to obtain Bondowner Consent and the Trustee and Issuer consent to any other such acts.
     Section 4.3. Use of Series 2004 Project. The Issuer will not take or cause the Trustee to take any action (other than as provided herein or in the Indenture) to interfere with the Obligor’s ownership of the Series 2004 Project or to interfere with possession, custody, use and enjoyment of the Series 2004 Project.
     Section 4.4. Insurance Required. The Obligor agrees to secure, maintain and keep in force at all times the following policies of insurance:
     (a) Throughout the course of construction of the Series 2004 Project, if any, builder’s completed value risk insurance, in non-reporting form, against all risks of physical loss, including collapse, covering the total value of work performed and equipment, supplies and materials furnished for the Series 2004 Project (including on-site stored materials).
     (b) Upon substantial completion of construction of the Series 2004 Project, fire and extended coverage insurance (and such other hazard insurance as the Bondowners, as evidenced by Bondowner Consent, shall require) covering the Series 2004 Project (and all other property secured by the Collateral Documents) in an amount equal to the full replacement cost of the Series 2004 Project and improvements thereon including the cost of debris removal (exclusive of the cost of excavations, foundations and footings below the lowest basement floor), and in any event shall be maintained in amounts sufficient to avoid co-insurance.
     (c) Comprehensive general liability insurance in amounts satisfactory to the Bondowners, as evidenced by Bondowner Consent, against claims and liabilities for injury or damage to persons or property occurring on, in or about the Series 2004 Project and the adjoining streets, sidewalks and passageways.
     (d) Upon substantial completion of construction of the Series 2004 Project, business interruption and loss of “rental value” insurance in an amount sufficient to cover 100% of the potential gross income from the Series 2004 Project for a period of at least 12 months as projected by the Obligor with the approval of the Bondowners, as evidenced by Bondowner Consent.
     (e) Upon written notice of any Bondowner to the Trustee that all or any portion of the Series 2004 Project is located in a flood plain, flood insurance coverage in an amount acceptable to the Bondowners, as evidenced by Bondowner Consent given to the Trustee and the Obligor.
All policies of insurance shall be issued by companies satisfactory to the Bondowners, as evidenced by Bondowner Consent, and shall be in such form and contain such endorsements as the Bondowners, as evidenced by Bondowner Consent, shall require. All policies of insurance shall contain a lender’s loss payable endorsement for the benefit of the Trustee and a mortgagee clause approved by the Trustee and showing the Trustee as first mortgagee without contribution. The Obligor shall furnish the Trustee with copies of all policies of required insurance and satisfactory evidence of premium payments and renewals at least 30 days prior to the expiration of each such policy. All such policies shall contain a provision that the same will not be cancelled or modified without 30 days’ prior written notice to Trustee.
     Section 4.5. Damage, Destruction, Condemnation or Loss of Title. The Obligor shall notify the Issuer and the Trustee immediately in the case of damage to or destruction of the Series 2004 Project or any portion thereof resulting from fire or other casualty (hereinafter referred to as a “casualty loss”) or of a condemnation or loss of title.
     In the event of a casualty loss, a condemnation or a loss of title for which the Net Proceeds do not exceed $50,000, the Obligor shall forthwith repair, reconstruct, restore, replace and improve the Series 2004 Project to substantially the same or an improved condition or utility value as existed prior to such casualty loss or forthwith make such replacements of or repairs or improvements to the Series 2004 Project or portions thereof made necessary by such condemnation or loss of title. Such Net Proceeds shall be paid directly to the Obligor and applied to the extent necessary to the payment of the costs of such repair, reconstruction, restoration, replacement and improvement. Any remaining balance not required for such purpose shall be paid to the Trustee for deposit in the Bond Fund.
     If such Net Proceeds exceed $50,000, such Net Proceeds shall be paid to the Trustee for disbursement as hereinafter described and the Obligor shall, with prior Bondowner Consent, elect one of the following options by written notice delivered to the Trustee and the Issuer within 60 days of the determination of the amount of such Net Proceeds or 180 days of the occurrence of such casualty loss, condemnation or loss of title, whichever occurs first:
     (a) Option A — Repairs and Improvements. The Obligor may elect to use such Net Proceeds to repair, reconstruct, restore, replace and improve the Series 2004 Project and, in such event, such Net Proceeds shall be deposited in a separate account and, so long as no Default exists, shall be disbursed from time to time by the Trustee in the manner and upon receipt of the documents described in Section 4.3 of the Original Agreement. Upon the completion of such use, as certified to the Trustee by a written certificate signed by the Authorized Borrower Representative, any remaining balance not required for such repair, reconstruction, restoration, replacement and improvement shall be deposited in the Bond Fund.
     (b) Option B — Redemption of Bonds. The Obligor may elect to have such Net Proceeds deposited in the Bond Fund; provided either (i) the Obligor elects to prepay the Note in full pursuant to Section 8.2 and cause all the Bonds to be redeemed in accordance with paragraph (b) of Section 302 of the First Supplement at the earliest practical date, or (ii) the Obligor elects to prepay the Note in part pursuant to Section 8.2 and cause part of the Bonds to be redeemed pursuant to paragraph (b) of Section 302 of the First Supplement and the property suffering such casualty loss, condemnation or loss of title was not essential to the use of the Series 2004 Project in a manner that will not result in any of the representations or warranties respecting the Series 2004 Project and the use of the proceeds of the Bonds being false, untrue, misleading or breached and provided further that an expert appraiser acceptable to the Trustee delivers to the Trustee its written opinion, appraisal or certificate showing that the ratio of the fair market value at a foreclosure sale of the Series 2004 Project immediately prior to the occurrence or discovery of such casualty loss, condemnation or loss of title to the principal amount of the Bonds then Outstanding is no greater than the ratio of the then current market value at a foreclosure sale of the Series 2004 Project to the principal amount of the Bonds to be Outstanding after the application of such Net Proceeds and any other moneys deposited in the Bond Fund by the Obligor for the redemption of Bonds.
     In the event such Net Proceeds do not exceed $50,000 or the Obligor shall elect Option A, (i) the Obligor shall complete the repair, reconstruction, restoration, replacement and improvement of the Series 2004 Project free from all liens other than Permitted Encumbrances, whether or not such Net Proceeds are sufficient to pay for the same; (ii) the Obligor shall not be entitled to any reimbursement from the Issuer, the Trustee or the Bondowners or any abatement or diminution of its obligations hereunder by reason of any payments made by the Obligor for such purpose in excess of the Net Proceeds; and (iii) all such repairs, reconstructions, restorations, replacements and improvements shall be a part of the Series 2004 Project.
     Section 4.6. Taxes, Assessments and Other Charges. The Obligor shall pay all taxes, assessments and charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Series 2004 Project (including any tax upon or with respect to the income or profits of the Issuer from the Series 2004 Project that, if not paid, would become a charge on the payments to be made under the Loan Agreement prior to or on a parity with the charge thereon created by the Indenture and including ad valorem, sales and excise taxes, assessments and charges upon the Obligor’s interest in the Series 2004 Project), all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Series 2004 Project and all assessments and charges lawfully made by any governmental body for public improvements that may be secured by lien on the Series 2004 Project; provided, however, that notwithstanding the foregoing, the Obligor may permit or suffer such taxes, assessments or other charges to remain unpaid and may dispute, without prior payment thereof, such taxes, assessments or other charges, provided that the Obligor, in good faith, shall be contesting the same in an appropriate proceeding, enforcement thereof against any assets of the Obligor shall be stayed and appropriate reserves therefor shall have been established on the records of the Obligor in accordance with generally accepted accounting principles.
     The Obligor shall furnish to the Issuer and the Trustee, upon request, proof of payment of any taxes, governmental charges, utility charges, insurance premiums or other charges required to be paid by the Obligor under this First Supplemental Loan Agreement.
     The Obligor will not create or permit to be created or remain, and will at its cost and expense promptly discharge, all liens, encumbrances and charges on the Series 2004 Project or any part thereof, except as may be consented to by Bondowner Consent; provided, however, that notwithstanding the foregoing, the Obligor may permit or suffer such liens, encumbrances or other charges to remain unpaid and may dispute, without prior payment thereof, such liens, encumbrances or other charges, provided that the Obligor, in good faith, shall be contesting the same in an appropriate proceeding, enforcement thereof against any assets of the Obligor shall be stayed and appropriate reserves therefor shall have been established on the records of the Obligor in accordance with generally accepted accounting principles.
ARTICLE V
PARTICULAR COVENANTS
     Section 5.1. Access to the Series 2004 Project and Inspection; Operation of the Series 2004 Project. The Authorized Issuer Representative and the duly authorized agents of the Issuer and the Trustee shall have the right, at all reasonable times upon the furnishing of reasonable notice under the circumstances, to enter upon the Series 2004 Project and to examine and inspect the Series 2004 Project.

The Obligor will execute, acknowledge and deliver all such further documents and do all such other acts and things as may be necessary to grant to the Issuer and the Trustee such right of entry. The Authorized Issuer Representative and the duly authorized agents of the Issuer and the Trustee shall also be permitted, at all reasonable times upon reasonable notice under the circumstances, to examine the books and records of the Obligor with respect to the Series 2004 Project and the obligations of the Obligor hereunder and under the Note and the Collateral Documents.
     Section 5.2. Indemnification. To the extent permitted by law, the Obligor will absolutely and unconditionally, without right of set off, protect, indemnify and hold harmless the Issuer (and its officials, employees and agents) from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including all reasonable costs and expenses of defending against the same) imposed upon or asserted against the Issuer (or its officials, employees or agents) for any reason in connection with the Loan Agreement, the Indenture (including, without limitations, the obligations under Section 507 of the Loan Agreement), the Collateral Documents, the Series 2004 Project, the Series 2004 Note or the Bonds.
     To the extent permitted by law, the Obligor will absolutely and unconditionally, without right of set off, protect, indemnify and hold harmless the Trustee (and its officers, employees and agents) from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including the reasonable costs and expenses of defending against the same) imposed upon or asserted against the Trustee, other than those resulting from the negligence or bad faith of the Trustee, because of any action taken or omitted to be taken by the Trustee in accordance with the Loan Agreement, the Indenture, the Collateral Documents, the Series 2004 Note or the Bonds, or because of any action taken by the Trustee at the request of or with the consent of the Obligor.
     In case any claim, action, suit or proceeding is brought against the Issuer or the Trustee in respect of which indemnity may be sought hereunder, the Issuer or the Trustee, as the case may be, shall provide prompt notice to the Obligor and upon the request of the Issuer or the Trustee, the Obligor will cause, at its expense, such claim, action, suit or proceeding to be resisted and defended by Counsel designated by the Obligor and approved by the Issuer or the Trustee, as the case may be. Any amounts payable to the Issuer or the Trustee under this Section that are not paid within ten days after written demand therefor shall bear interest at the rate of 2% in excess of the Taxable Rate but not in excess of the maximum rate allowed by applicable law. At its own expense, the Issuer or the Trustee may employ separate Counsel and participate in the defense. The Obligor shall not be liable for any settlement without its consent.
     The indemnification provided by this Section to the Issuer and the Trustee shall extend to all officials, directors, officers, employees, attorneys and agents of the Issuer and the Trustee and shall survive termination of the Loan Agreement.
     Section 5.3. Arbitrage. The Obligor covenants and agrees that it will not use or authorize the use by any person of any of the funds provided by the Issuer hereunder or any other funds, directly or indirectly, or direct the Trustee to invest any funds held by it under the Indenture or the Loan Agreement, in such manner as would, or enter into, or allow any Related Person to enter into, any arrangement, formal or informal, that would, or take or omit to take any other action that would, cause any Bond to be an “arbitrage bond” within the meaning of Section 148(a) of the Code. The Obligor acknowledges having read Sections 507 and 603 of the Indenture and agrees to perform all duties imposed upon it by such Sections, by the Tax Compliance Agreement and the Series 2004 Tax Compliance Agreement. Insofar as said Sections, the Tax Compliance Agreement and the Series 2004 Tax Compliance Agreement impose duties and responsibilities on the Obligor, they are specifically incorporated herein by reference.
     Section 5.4. Further Assurances and Corrective Instruments. Subject to the Indenture, the Issuer and the Obligor from time to time will execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, Supplemental Loan Agreements, and such further instruments as may be necessary to create, perfect and maintain perfected as valid liens upon the Series 2004 Project the liens granted by the Obligor pursuant to this First Supplemental Loan Agreement or any of the Collateral Documents, to correct any inadequate or incorrect description of the Series 2004 Project and for carrying out the intention or facilitating the performance of this First Supplemental Loan Agreement.
     Section 5.5. Amendments to Section 6.8 of the Original Agreement. Section 6.8(b)(v) of the Original Agreement is hereby amended to read as follows:
     (v) Not sell, lease, transfer or otherwise dispose of any property or assets except in the ordinary course of business.
ARTICLE VI
ASSIGNMENT OF ISSUER’S RIGHTS
     Section 6.1. Assignment by the Issuer. The Issuer, by means of the Indenture and as security for the payment of the principal of and redemption premium, if any, and interest on the Bonds, will assign, pledge and grant a security interest in certain of its rights, title and interests in, to and under this First Supplemental Loan Agreement and the Series 2004 Note, including Additional Payments and other revenues, moneys and receipts received by it pursuant to the Loan Agreement, and the Collateral Documents to the Trustee (reserving its rights to Unassigned Issuer’s Rights). In addition, as security for such obligations, the Issuer will endorse the Series 2004 Note to the order of the Trustee without recourse. The Obligor consents to such assignments and endorsements. For purposes of Article 9 of the Uniform Commercial Code of the State, no security interest in this First Supplemental Loan Agreement may be created by the transfer or possession of any counterpart hereof other than the counterpart containing the receipt therefor executed by the Trustee on or immediately following the signature page hereof.
     Section 6.2. Restriction on Transfer of Issuer’s Rights. The Issuer will not sell, assign, transfer or convey its interests in this First Supplemental Loan Agreement, the Collateral Documents or in the Series 2004 Project except pursuant to the Indenture and by endorsement of the Series 2004 Note as described in Section 6.1.
ARTICLE VII
EVENTS OF DEFAULT AND REMEDIES
     Section 7.1. Events of Default Defined. Subsections (a) through (f) of Section 8.1 of the Original Agreement are hereby amended to read as follows:
     (a) Failure by the Obligor to make timely payment of principal of or prepayment premium, if any, or interest on the Note, the Series 2004 Note or any Additional Payment on the date when due and payable.
     (b) Failure by the Obligor to observe and perform any covenant, condition or agreement on the part of the Obligor under the Note, the Series 2004 Note, the Loan Agreement, the Collateral Documents or the Indenture, other than as referred to in the preceding subparagraph (a) of this Section, for a period of thirty days after written notice of such default has been given to the Obligor by the Issuer or the Trustee during which time such default is neither cured by the Obligor nor waived in writing by the Issuer and the Trustee with Bondowner Consent, provided that, if the failure stated in the notice cannot be corrected within said thirty-day period, the Issuer and the Trustee, with Bondowner Consent, may consent in writing to an extension of such time prior to its expiration and the Issuer and the Trustee will not unreasonably withhold their consent to such an extension if corrective action is instituted by the Obligor within the thirty-day period and diligently pursued to completion.
     (c) Abandonment of the Project or the Series 2004 Project by the Obligor.
     (d) Any representation or warranty by the Obligor or by any Guarantor in any of the Collateral Documents or the Loan Agreement or in any certificate or other instrument delivered under or pursuant to the Loan Agreement or the Indenture or in connection with the financing of the Project or the Series 2004 Project shall prove to have been false, incorrect, misleading or breached in any material respect on the date when made.
     (e) The Indenture at any time shall prove not to be a valid, binding and enforceable agreement of the Issuer or shall not constitute a valid assignment of the rights of the Issuer under the Loan Agreement purportedly assigned under the Indenture and effective to vest in the Trustee all such rights of the Issuer in, to and under the Loan Agreement, including the right to enforce the Loan Agreement, the Note and the Series 2004 Note in accordance with their terms.
     (f) Leasing of any portion of the Project or the Series 2004 Project except pursuant to a lease in form and substance approved by Bondowner Consent and, with respect to any tenant occupying in excess of 30% of the leasable space, prior Bondowner Consent.
     Section 7.2. Remedies on Default. Section 8.2 of the Original Agreement is hereby amended as follows: each and every reference to the Note shall be replaced by the phrase “the Note and the Series 2004 Note.”
ARTICLE VIII
PREPAYMENT OF THE SERIES 2004 NOTE
     Section 8.1. Prepayment at the Option of the Obligor. Upon the exercise by the Obligor of its option to cause the Series 2004 Bonds or any portion thereof to be redeemed pursuant to paragraph (a) of Section 302 of the First Supplement, the Obligor shall prepay the Series 2004 Note in whole or in part at the times and at the prepayment prices sufficient to redeem all or a corresponding portion of the Series 2004 Bonds then Outstanding in accordance with said paragraph. At the written direction of the Obligor such prepayments shall be applied to the redemption of the Series 2004 Bonds in whole or in part in accordance with said paragraph.
     Section 8.2. Optional Prepayment Upon Certain Events. Upon the occurrence of any of the conditions or events set forth in paragraph (b) of Section 302 of the First Supplement, the Obligor shall have the option to prepay the Series 2004 Note, in whole or in part at any time, at the time and at the prepayment price sufficient to redeem all or a corresponding portion of the Series 2004 Bonds then Outstanding in accordance with said paragraph.
     Section 8.3. Mandatory Prepayment From Excess Bond Proceeds. In the event that any Series 2004 Bonds are redeemed pursuant to paragraph (c) of Section 302 of the First Supplement, a like principal amount of the Series 2004 Note shall be deemed to be prepaid.
     Section 8.4. Right to Prepay at Any Time. The Obligor shall have the option at any time to prepay all of the Series 2004 Note, Additional Payments and other amounts it is required to pay hereunder by paying to the Trustee all such sums as are sufficient to satisfy and discharge the Indenture and paying or making provision for the payment of all other sums payable hereunder.

     Section 8.5. Notice of Prepayment. To exercise an option granted by Sections 8.1, 8.2 or 8.4, the Obligor shall give written notice to the Issuer and the Trustee which shall specify therein the date upon which a prepayment of the Series 2004 Note (or a portion thereof) will be made, which date shall be not less than 45 days from the date the notice is received by the Trustee. In the Indenture, the Issuer has directed the Trustee to forthwith take all steps (other than the payment of the money required to redeem the Bonds) necessary under the applicable provisions of the Indenture to effect any redemption of the then Outstanding Bonds, in whole, or in part, pursuant to Section 302 of the First Supplement.
     Section 8.6. Precedence of this Article. The rights, options and obligations of the Obligor set forth in this Article may be exercised or shall be fulfilled, as the case may be, whether or not a Default exists hereunder, provided that such Default will not result in nonfulfillment of any condition to the exercise of any such right or option and provided further that no amounts payable pursuant to the Series 2004 Note shall be prepaid in part during the continuance of an Event of Default described in subparagraph (a) of Section 7.1.
ARTICLE IX
MISCELLANEOUS
     Section 9.1. Consent to First Supplemental Indenture of Trust. The Obligor hereby consents to the First Supplemental Indenture of Trust pursuant to Section 1003 of the Original Indenture.
     Section 9.2. Applicability of the Original Agreement. Except as otherwise provided in this First Supplemental Loan Agreement, the provisions of the Original Agreement are hereby ratified, approved and confirmed. This First Supplemental Loan Agreement shall be construed as having been authorized, executed and delivered under the provisions of Section 1101(iv) of the Original Indenture.
     Section 9.3. Severability. If any provision of this First Supplemental Loan Agreement shall be held or deemed to be invalid, inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions, or in all cases because it conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatever.
     Section 9.4. Execution in Counterparts. This First Supplemental Loan Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
     Section 9.5. Governing Law. The Loan Agreement, including without limitation this First Supplemental Loan Agreement, shall be governed exclusively by and be construed in accordance with the applicable laws of the State of Missouri.
     Section 9.6. No Pecuniary Liability. No provision, representation, covenant or agreement contained in the Loan Agreement or in the Indenture, the Bonds, or any obligation herein or therein imposed upon the Issuer, or the breach thereof, shall constitute or give rise to or impose upon the Issuer a pecuniary liability (except to the extent of any loan repayments, revenues and receipts derived by the Issuer pursuant to the Loan Agreement, the Note and the Series 2004 Note). No provision hereof shall be construed to impose a charge against the general credit of the Issuer or any personal or pecuniary liability upon any official or employee of the Issuer.

     Section 9.7. Issuer Not Liable. Notwithstanding any other provision of the Loan Agreement (a) the Issuer shall not be liable to the Obligor, the Trustee or any other person for any failure of the Issuer to take action under the Loan Agreement, and (b) except with respect to any action for specific performance or any action in the nature of a prohibitory or mandatory injunction, neither the Issuer nor any official, member or employee of the Issuer shall be liable to the Obligor, the Trustee or any other person for any action taken by the Issuer or by its officers, servants, agents or employees, or for any failure to take action under the Loan Agreement, the Note, the Series 2004 Note or the Indenture. In acting under the Loan Agreement, or in refraining from acting under the Loan Agreement, the Issuer may conclusively rely on the advice of Counsel.
     Section 9.8. Entire Agreement. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT THE OBLIGOR AND THE ISSUER FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS THE OBLIGOR AND THE ISSUER REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE ISSUER AND THE OBLIGOR, EXCEPT AS THE ISSUER AND THE OBLIGOR MAY LATER AGREE IN WRITING TO MODIFY IT.
     IN WITNESS WHEREOF, the Issuer and the Obligor have caused this First Supplemental Loan Agreement to be executed in their respective names.

THE INDUSTRIAL DEVELOPMENT AUTHORITY
OF ST. CHARLES COUNTY, MISSOURI

[SEAL]

Attest:	By	/s/

Title: President

/s/ Debra Wissmann
Title: Assistant Secretary

SYNERGETICS DEVELOPMENT COMPANY, L.L.C.

	By	/s/ Kurt W. Gampp

Title: Member

UNIFORM COMMERCIAL CODE RECEIPT
     Receipt of this original counterpart of the foregoing Loan Agreement is hereby acknowledged this                      day of December, 2004.

UMB BANK, N.A., as Trustee

By
Title:

[The Trustee should sign only on the copy of the Loan Agreement received by it.]

SCHEDULE 1
All of the following-described real estate located in St. Charles County, State of Missouri:
     Lot 7A-1 of O’FALLON CORPORATE CENTRE SUBDIVISION OF LOT 7A, as per plat thereof recorded in Plat Book 38 page 147 of the St. Charles County Records.

SCHEDULE 2
All buildings, improvements and fixtures now or hereafter located on the Land and all furnishings, machinery and equipment and related support facilities purchased in whole or in part from the proceeds of the Series 2004 Bonds.

EXHIBIT A
PROMISSORY NOTE

$2,330,000	December 1, 2004
     FOR VALUE RECEIVED, Synergetics Development Company, L.L.C., a Missouri limited liability company (the “Obligor”) hereby promises to pay to the order of The Industrial Development Authority of St. Charles County, Missouri, a public corporation of the State of Missouri (the “Issuer”), for deposit in The Industrial Development Authority of St. Charles County, Missouri, Bond Fund - Synergetics Development Company Project (the “Bond Fund”) established pursuant to the Indenture of Trust, dated as of September 1, 2002, as supplemented by the First Supplemental Indenture of Trust, dated as of December 1, 2004 (as supplemented, the “Indenture”), from the Issuer to UMB Bank, N.A., as Trustee (the “Trustee”), the principal amount of $2,330,000 together with interest and premium, if any, thereon as hereinafter provided. Said sum, together with the interest and premium, if any, thereon, is payable in federal or other immediately available funds during normal banking hours in installments as follows:
(a)	At or before 11:00 a.m., St. Louis, Missouri time, on the first day of each calendar month, commencing June 1, 2005, as principal, the amount of the principal of the Bonds (as hereinafter defined) coming due on such Bond Payment Date, whether at stated maturity, by redemption or acceleration or otherwise;

(b)	At or before 11:00 a.m., St. Louis, Missouri time, on the first day of each calendar month commencing January 1, 2005, as interest, the amount of the interest coming due on the Bonds on such Bond Payment Date; and

(c)	At or before 11:00 a.m., St. Louis, Missouri time, on or before the day on which any Bonds are to be redeemed, as premium, if any, the amount of the redemption premium, if any, on the Bonds coming due on such Bond Payment Date.
     The term “Bond Payment Date” means each Interest Payment Date (as defined in the Indenture) until the Issuer’s Private Activity Revenue Bonds, Series 2004 (Synergetics Development Company Project) in the principal amount of $2,330,000 (the “Series 2004 Bonds”) are deemed to be paid under Article XII of the Indenture, and any other date on which any Series 2004 Bonds are to be redeemed or on which all of the Series 2004 Bonds have been declared due and payable pursuant to the Indenture.
     Any moneys on deposit in the Bond Fund on any Bond Payment Date that are available for the payment of the principal of or redemption premium, if any, or interest on the Series 2004 Bonds and not previously so credited shall be credited to the extent of such deposits against the obligation of the Obligor to make the payments described above.
     This Note is issued to evidence the obligation of the Obligor to repay the loan in the amount of $2,330,000 by the Issuer to the Obligor. This Note is described in and secured by a certain Future Advance Deed of Trust and Security Agreement dated as of September 1, 2002, as supplemented by the First Supplemental Future Advance Deed of Trust and Security Agreement dated as of December 1, 2004 (as supplemented, the “Deed of Trust”) executed and delivered by the Obligor to the mortgage trustee therein named for the benefit of the Issuer and by an Assignment of Leases dated as of September 1, 2002, as supplemented by the First Supplemental Assignment of Leases dated as of December 1, 2004 (as supplemented, the “Assignment of Leases”) executed and delivered by the Obligor for the benefit of the Issuer, both covering certain property located in St. Charles County, State of Missouri, in which County said Deed of Trust and said Assignment of Leases have been duly recorded, and to which Deed of Trust and Assignment of Leases reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is secured. This Note is also described in a certain Loan Agreement dated as of September 1, 2002, as supplemented by the First Supplemental Loan Agreement dated as of December 1, 2004 and executed by the Obligor and the Issuer.
     It is intended that the payments of principal of and premium, if any, and interest on this Note be sufficient to pay when due the principal of and redemption premium, if any, and interest on the Series 2004 Bonds and, in addition to the installments described above, the Obligor shall pay upon demand any further amounts in federal or other immediately available funds as may from time to time be required to pay when due any principal of or redemption premium or interest on the Series 2004 Bonds.
     The obligations of the Obligor to make the payments required hereunder are absolute and unconditional, all as further described in the Loan Agreement.
     The amounts payable under this Note are subject to prepayment as provided in the Loan Agreement.
     Upon the occurrence of an Event of Default (as defined in the Loan Agreement), the unpaid principal of and accrued interest on this Note may, at the option of the holder hereof, be declared due and payable as provided in the Loan Agreement and the Indenture. The failure of the holder of this Note to exercise such option and to declare such indebtedness to be due as specified in the Loan Agreement and the Indenture shall not constitute a waiver of the right at any time thereafter to declare the entire amount of such indebtedness to be due and payable.
     The Issuer’s right, title and interest in, to and under this Note and the Loan Agreement (except as specified therein) have been assigned to the Trustee and it is contemplated that the Issuer will endorse this Note to the order of the Trustee. Payments on this Note shall be made to the Trustee, as assignee of the Issuer, at the payment office of the Trustee in Kansas City, Missouri.
     The Obligor hereby waives presentment, demand of payment, protest and notice of non-payment and of protest and any and all other notices and demands whatsoever.
     ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT THE OBLIGOR AND THE ISSUER FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS THE OBLIGOR AND THE ISSUER REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE ISSUER AND THE OBLIGOR, EXCEPT AS THE ISSUER AND THE OBLIGOR MAY LATER AGREE IN WRITING TO MODIFY IT.
     This Note shall be governed by the laws of the State of Missouri.
     IN WITNESS WHEREOF, the Obligor has caused this Note to be executed in its name as of the day and year first above written.

SYNERGETICS DEVELOPMENT COMPANY, L.L.C.

By
Title: Member

ENDORSEMENT
     Pay to the order of UMB Bank, N.A., as Trustee, pursuant to the aforesaid Indenture authorizing $2,330,000 principal amount of Private Activity Revenue Bonds, Series 2004 (Synergetics Development Company Project), without recourse.

THE INDUSTRIAL DEVELOPMENT AUTHORITY
OF ST. CHARLES COUNTY, MISSOURI

[SEAL]	By	Title: President

ATTEST:

Title: Assistant Secretary

EXHIBIT B

Request No.	Date:
WRITTEN REQUEST FOR DISBURSEMENT FROM THE INDUSTRIAL DEVELOPMENT AUTHORITY OF ST. CHARLES COUNTY, MISSOURI — SYNERGETICS DEVELOPMENT COMPANY PROJECT FUND

To:	UMB Bank, N.A., as Trustee
2 South Broadway, Suite 435
St. Louis, Missouri 63102
Attention: Corporate Trust Department
as Trustee under the Indenture of Trust, dated as of September 1, 2002, as supplemented by the First Supplemental Indenture of Trust dated as of December 1, 2004 from The Industrial Development Authority of St. Charles County, Missouri to said Trustee
     Pursuant to Section 3.3 of the First Supplemental Loan Agreement, dated as of December 1, 2004, supplementing the Loan Agreement dated as of September 1, 2002 (as supplemented, the “Loan Agreement”), between The Industrial Development Authority of St. Charles County, Missouri and Synergetics Development Company, L.L.C. (the “Obligor”), the Obligor hereby requests payment from The Industrial Development Authority of St. Charles County, Missouri — Synergetics Development Company Project Fund in accordance with this request and said Section 3.3 and hereby states and certifies as follows:
1.	The date and number of this request are as set forth above.

2.	All terms in this request shall have and are used with the meanings specified in the Loan Agreement.

3.	The names of the persons, firms or corporations to whom the payments requested hereby are due, the amounts to be paid and the general classification and description of the Series 2004 Project Costs or the Costs of Issuance for which each obligation requested to be paid hereby was incurred are as set forth on Attachment I hereto.

4.	Such Project Costs or Costs of Issuance have been made or incurred by the Obligor and have been paid by the Obligor, if payment to the Obligor is requested, or, if payment to the Obligor is not requested, are presently due to the persons to whom payment is requested, are valid Project Costs or Costs of Issuance under the Loan Agreement and proper charges against the Series 2004 Project Fund and no part thereof was included in any other request previously filed with the Trustee under the provisions thereof.

5.	Invoices, statements, vouchers or bills for the amounts requested are attached hereto.

SYNERGETICS DEVELOPMENT COMPANY, L.L.C.

By
Authorized Obligor Representative

B-1

Consented to this                      day of                     ,                     .
UNION PLANTERS BANK, N.A., as sole Bondowner

By

Title:

B-2

ATTACHMENT I
TO WRITTEN REQUEST FOR DISBURSEMENT FROM
THE INDUSTRIAL DEVELOPMENT AUTHORITY
OF ST. CHARLES COUNTY, MISSOURI-
SYNERGETICS DEVELOPMENT COMPANY PROJECT FUND

REQUEST NO.	DATED ,
SCHEDULE OF PAYMENTS REQUESTED

		General classification and	Specify whether
Person, firm		description of the Project	to be funded from
or corporation		Cost or Cost of Issuance	Costs of Issuance
to whom payment	Amount to	for which the Obligation to	Account or Project
is due (1)	be paid	be paid was incurred (2)	Account

(1)	May be the Obligor if it has previously made such payment.

(2)	If a Project Cost, to be funded from the Project Account and if a Cost of Issuance, to be funded from the Costs of Issuance Account.

B-3